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                                                                 EXHIBIT 10(XIV)

 Exhibit 10(xiv) Mid America Bank, fsb Supplemental Executive Retirement Plan
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                        MIDAMERICA FEDERAL SAVINGS BANK

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
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                        MIDAMERICA FEDERAL SAVINGS BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

I.   PURPOSE

The principal objective of this MidAmerica Federal Savings Bank Supplemental Executive Retirement Plan (the "Plan") is to ensure the payment of a competitive level of retirement income in order to attract, retain and motivate selected executives. The Plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet the objective described above. Eligibility for participation in the Plan shall be limited to executives of MidAmerica Federal Savings Bank (the "Company") who are designated to be eligible by the Board of Directors.

The Company hereby declares that its intention is to create an unfunded plan primarily for the purpose of providing a select group of management or highly compensated employees of the Company with supplemental income. It is also the intention of the Company that the Plan be an "employee pension benefit plan" as defined in Section 3(2) of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and that the Plan be the type of plan described in Sections 201(2), 301(3) and 401(a)(1) of Title I of ERISA. The Committee is the "named fiduciary" of the Plan for purposes of Section 402(a)(2) of ERISA.

II.  DEFINITIONS

     2.1 "Actuarial Equivalent" means the equivalence in value of the single-life annuity based on the UP-84 mortality table and an interest rate equal to 120% of the Long-Term Applicable Federal Rate in effect at the end of the month preceding the calculation date.

     2.2 "Beneficiary" means the person, persons, or entity who under this Plan becomes entitled to receive a benefit payable under the Plan as a result of the death of a Participant.


     2.3 "Board of Directors" means the Board of Directors of MidAmerica Federal Savings Bank or any committee acting within the scope of its authority.


     2.4  "Change in Control" means an event of a nature that:


          i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

          ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, including Section 574 of such regulations; or

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          iii) without limitation such a Change in Control shall be deemed to have occurred at such time as:


               a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities or makes an offer to purchase, and completes the purchase, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or Holding Company's outstanding securities ordinarily having the right to vote at the election of directors except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or

               b) individuals who constitute the Board of Directors of the Bank or Holding Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or

               c) a merger, consolidation or sale of all or substantially all the assets of the Bank or the Holding Company occurs; or

               d) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company, and such proxy statement proposal is approved by the shareholders of the Holding Company; or

               e) a tender offer is made and completed for 20% or more of the outstanding securities of the Bank or Holding Company.

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          However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (i), (ii) or (iii) (a), (c) or (e) above which resulted from an acquisition or proposed acquisition of stock of the Holding Company by a person, as defined in the OTS' Acquisition of Control Regulations (12 C.F.R. (S) 574) (the "Control Regulations"), who was an executive officer of the Holding Company on January 19, 1990 and who has continued to serve as an executive officer of the Holding Company as of the date of the event described in (i), (ii) or (iii) (a), (c) or (e) above (an "incumbent officer"). In the event a group of individuals acting in concert satisfies the definition of "person" under the Control Regulations, the requirements of the preceding sentence shall be satisfied, and thus a Change in Control shall not be deemed to have occurred, if at least one individual in the group is an incumbent officer.

     2.5  "Change in Control Date" means the date a Change in Control occurs.

     2.6 "Committee" means the Plan Committee appointed to administer the Plan pursuant to Article VI.

     2.7 "Company" means MidAmerica Federal Savings Bank and its successors or assigns.

     2.8 "Disability" means a condition, as determined by the Company, that totally and continuously prevents the Participant, for at least six consecutive months, from engaging in an "occupation" for compensation or profit. During the first twenty-four (24) months of total Disability, "occupation" means the Participant's occupation at the time the Disability began. After that period, "occupation" means any occupation for which the Participant is or becomes reasonably fitted by education, training or experience. Notwithstanding the foregoing, a Disability shall not exist for purposes of this Plan if the Participant fails to qualify for disability benefits under the Social Security Act, unless the Company determines, in its sole discretion, that a Disability exists.

     2.9 "Final Average Earnings" means a Participant's monthly average salary earned during the 60-month period (or shorter period if a Participant has been employed by the Company for less than 60 months) ending with the end of the preceding calendar year, multiplied by 12.

     2.10 "Long Term Disability Plan" means the MidAmerica Federal Savings Bank Long-Term Disability Plan.

     2.11 "Participant" means an executive of the Company who is designated to be eligible pursuant to Section 3.1 and Section 3.2.

     2.12 "Plan" means this MidAmerica Federal Savings Bank Supplemental Executive Retirement Plan as amended from time to time.

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     2.13 "Plan Effective Date" means January 1, 1995.


     2.14 "Plan Service" means the number of full calendar years of service with the Company after December 31, 1994. A year of Plan Service shall be credited as of each December 31. The maximum number of years of Plan Service shall not exceed 20 and a year of Plan Service shall not be credited to a Participant for any calendar year following the year in which the Participant attains the age of 65.

     2.15 "Retirement Date" means the date a Participant terminates service with the Company on or after the earlier of (i) age 65 or (ii) when the Participant's age plus total years of service with the Company is equal to or greater than 70, but not before age 55.

     2.16 "Salary" means the Participant's base salary before reductions pursuant to any salary reduction, deferred compensation or similar plan or arrangement maintained by the Company.

     2.17 "Termination of Service" means the Participant's cessation of service with the Company for any reason, except death or Disability, prior to his/her Retirement Date.

III. ELIGIBILITY FOR PARTICIPATION AND BENEFITS

     3.1  Participation.  Participation in the Plan shall be limited to
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          executives of the Company designated to be eligible by the Board of
          Directors.

     3.2  New Participants.  A Participant who first attains such status
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          subsequent to January 1, 1995, shall be entitled to participate in the
          Plan after being named a Participant and shall be bound by all the terms and conditions of the Plan.

     3.3  Vesting of Plan Benefit.  A Participant shall be 100 percent vested in
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          his or her formula benefit.

IV.  PLAN BENEFITS

     4.1  Benefit Formula.  A Participant's annual benefit under the Plan shall
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          equal two percent (2%) of his or her Final Average Earnings multiplied by his or her years of Plan Service, not to exceed twenty (20) years.

     4.2  Retirement Benefit.  A Participant who has attained his or her
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          Retirement Date shall be entitled to his or her annual benefit payment beginning at the later of age 60 or actual retirement, without actuarial adjustment. A Participant who attains his or her Retirement Date prior to age 60, may elect to receive his or her annual benefit prior to age 60, however the Participant's accrued annual benefit shall be reduced by 3% for each year of acceleration. The form of benefit payment shall be as provided in Section 4.6.

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     4.3  Termination Benefit.  Upon the Termination of Service of a Participant
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          before his or her Retirement Date, a Participant shall be entitled to his or her annual benefit beginning at age 65. A Participant entitled to an annual benefit under this Section 4.3 may elect to receive his or her annual benefit prior to age 65, however the former
          Participant's accrued annual benefit shall be reduced by 3% for each year of acceleration.

     4.4  Death Prior to Attainment of Retirement Date.  Upon the death of a
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          Participant prior to his or her Retirement Date, or following his or her Retirement Date but prior to the commencement of annual benefit payments, an annual benefit shall immediately be payable to the Participant's Beneficiary. The annual benefit shall be the greater of
          (i) the Participant's annual accrued benefit, assuming a Joint and 50% Survivor election or (ii) 25% of the Participant's Final Average Earnings. This benefit shall be payable until the earlier of the death of the Beneficiary or 15 years. In no event, however, shall the Actuarial Equivalent (as modified to reflect a Joint and 50% Survivor Annuity and using the mortality and interest assumptions in accordance with Section 2.1, provided however, that in no event shall the mortality period extend beyond a 15-year period) of such annual benefit be less than the Actuarial Equivalent amount of the annual benefit the Participant would have been entitled to under Sections 4.2 or 4.3 if he had terminated employment immediately prior to his death.

     4.5  Disability Benefit.  In the event of Disability prior to his or her
          ------------------
          Retirement Date, a Participant shall remain a Participant in the Plan until he or she is deemed retired under the Long Term Disability Plan. Once a Participant is deemed retired under the Long Term Disability Plan, the benefit available under Section 4.2 shall apply (notwithstanding any other conditions contained in Section 4.2) and such benefits shall commence on the first day of the next month in accordance with Section 4.7. If a Participant begins to receive a benefit under this Section 4.5 prior to age 60, the Participant's accrued annual benefit shall be reduced by 3% for each year the payment of benefit is accelerated. For purposes of this Plan, if a Participant is disabled, Years of Service shall continue to accrue until the Participant is deemed retired under the Long Term Disability Plan. In addition, for purposes of determining a Participant's annual benefit, in the event a Participant is deemed disabled, the Participant's Final Average Earnings will be based on the Participant's pre-disability earnings without adjustment.

     4.6  Form of Benefit Payment.
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          a)   The Participant's accrued benefit under this Plan shall be paid in one of the following forms:

          i)   Single-life annuity

          ii)  Joint and Survivor annuity

          iii) A period certain annuity

          iv)  A lump sum

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          In the event that a payment form other than a single-life annuity is chosen, the benefit paid to the Participant shall be the Actuarial Equivalent of the benefit which would have been paid had the single-life annuity option been chosen. A Participant must elect the form of his or her benefit payment at least thirty (30) days in advance of, and in the calendar year prior to, a distribution triggering event.

          b) Upon a written request by a Participant or a Beneficiary filed with the Committee, the Committee may in its sole discretion, pay out a benefit in a form different than originally elected by the Participant.

     4.7  Commencement of Payments.  Benefits payable under this Plan shall
          ------------------------
          commence on the first day of the month following the event which triggers the payment. Benefits will continue to be paid on the first day of each succeeding month. Each payment, except for a lump-sum payment, shall be equal to one-twelfth of the applicable annual benefit amount determined under this Article IV.

     4.8  Lump Sum Withdrawal.  A Participant or Beneficiary may elect to
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          receive an immediate lump sum payment equal to the Actuarial
          Equivalent of the present value of his or her unpaid accrued benefit which would otherwise be paid at the Participant's Retirement Date. The lump sum payment shall be determined in accordance with the provisions of Section 4.6 and then shall be reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) of the lump sum payment. If an active Participant elects to receive a lump sum payment under this Section 4.8 of the Plan, a year of Plan Service shall not be credited for the Participant's current year of service with the Company. In addition, any distribution received by a Participant under this Section 4.8 of the Plan, shall be offset against the Participant's annual benefit calculated under Sections 4.1, 4.2, 4.3, 4.4 and 4.5. The amount offset against the Participant's annual benefit shall be the amount of the lump sum payment equal to the Actuarial Equivalent of the present value of his or her unpaid accrued benefit prior to the reduction of the ten percent (10%) penalty.

     4.9  Change in Control.  In the event of a Change in Control, a Participant
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          shall be credited with an additional ten (10) years of Plan Service, however in no event shall the Participant's total years of Plan Service exceed the lesser of 20 years or the Participant's projected years of Plan Service at age 65. In addition, in the event of a Change in Control, a Participant shall be entitled to a lump sum payment, equal to the Actuarial Equivalent of the present value of his or her unpaid benefit which would otherwise be paid at the Participant's Retirement Date. The lump sum payment shall be determined in accordance with the provisions of Section 4.6 but shall not be subject to the penalty prescribed in Section 4.8. Such lump sum payment shall only be available to the Participant if he or she is terminated involuntarily for reasons other than death, Disability, or cause, or if the Participant voluntarily terminates his or her employment with the Company, within one year of the Change in Control.

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     4.10 Recipients of Payments: Designation of Beneficiary. All payments to be
          --------------------------------------------------
          made by the Company under the Plan shall be made to the Participant during his or her lifetime. If a Participant dies and benefit payments are payable to the Participant's Beneficiary under Sections
          4.4 or 4.6 such payments shall be made by the Company to the Beneficiary or Beneficiaries determined in accordance with this
          Section 4.10. Unless the Participant files a written notice of a different Beneficiary designation with the Committee, the Participant's Beneficiary shall be the Beneficiary designated for the MidAmerica Federal Savings Bank Profit Sharing Plan. The Participant may designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Company requires and may include contingent Beneficiaries. The Participant may from time to time change the designated Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. If a Beneficiary designation is not in effect at the time when any benefits payable under Sections 4.4 or 4.6 become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

V.   CLAIMS FOR BENEFITS PROCEDURE

     5.1  Claim for Benefits.  Any claim for benefits under the Plan shall be
          ------------------
          made in writing to any member of the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty
          (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

          a)   The specific reason or reasons for the denial of the claim;

          b) A reference to the relevant Plan provisions upon which the denial is based;

          c) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

          d)   An explanation of the Plan's claim review procedure.

          If no such notice is provided, the claim shall be deemed granted.

     5.2  Request for Review of a Denial of a Claim for Benefits.  Upon the
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          receipt by the claimant of written notice of a denial of the claim, the claimant may within 90 days file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his claim, he may review relevant documents and may submit issues and comments in writing.

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     5.3  Decision Upon Review of a Denial of Claim for Benefits.  The Committee
          ------------------------------------------------------
          shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to 120 days. Such decision shall:

          a)   Include specific reasons for the decision;

          b) Be written in a manner calculated to be understood by the claimant; and

          c) Contain specific references to the relevant Plan provisions upon which the decision is based.

     The decision of the Committee shall be final and binding in all respects on both the Company and the claimant.

VI.  PLAN COMMITTEE

     6.1  Committee.  The Plan shall be administered by the
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          Administrative/Compensation Committee of  the Board of Directors.
          Members of the Committee or agents of the Committee may be Participants under the Plan.

     6.2  General Rights, Powers, and Duties of Committee. The Committee shall
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          be the Named Fiduciary and it shall be responsible for the management, operation, and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, the Committee shall have the following powers and duties:

          a) To adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

          b) To enforce the Plan in accordance with its terms and any rules and regulations it establishes;

          c) To maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

          d) To construe and interpret the Plan and to resolve all questions arising under the Plan;

          e) To direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

          f) To employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be Participants in the Plan or be employed by or represent the Company; and

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           g)   To be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable Federal or State law.

      6.3  Information to be Furnished to the Committee.  The Company shall
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           furnish the Committee such data and information as it may require.
           The records of the Company shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, re-employment, years of Plan Service, and personal data. Participants and their Beneficiaries shall furnish to the Committee such evidence, data, or information, and execute such documents as the Committee requests.

      6.4  Responsibility.  No member of the Committee or of the Board of
           --------------
           Directors of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

VII.  AMENDMENT AND TERMINATION

      7.1  Amendment. The Plan may be amended in whole or in part by the Company
           ---------
           at any time. Notice of any such amendment shall be given in writing to the Committee and to each Participant and each Beneficiary of a deceased Participant. No amendment shall decrease the value of a Participant's current accrued benefit. Further, no amendment shall be made following a Change in Control if such amendment would decrease the benefits or alter the payment form or determination of the amount thereof, available to a Participant under Section 4.9 if such Participant's employment were to be terminated immediately prior to such amendment.

      7.2  Company's Right to Terminate.  The Company reserves the sole right to
           ----------------------------
           terminate the Plan at any time after the Plan Effective Date. In the event of any such termination, the Participant shall still be entitled to his or her accrued benefit at the time of termination of the Plan in the payment form elected by the Participant under Section
           4.6. Notwithstanding the foregoing, in no event may the Company terminate the Plan following a Change in Control if such termination would decrease the benefits or alter the payment form or determination of the amount thereof available to a Participant under
           Section 4.9 if such Participant's employment were to be terminated immediately prior to such Plan termination.

VIII. MISCELLANEOUS

      8.1  No Implied Rights; Rights on Termination of Service.  Neither the
           ---------------------------------------------------
           establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan.

                                       9
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     8.2  No Right to Company Assets.  Neither the Participant nor any other
          --------------------------
          person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

     8.3  No Employment Rights.  Nothing herein shall constitute a contract of
          --------------------
          employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

     8.4  Non-assignability.  Neither the Participant nor any other person shall
          -----------------
          have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

     8.5  Gender and Number.  Wherever appropriate herein, the masculine may
          -----------------
          mean the feminine and the singular may mean the plural or vice versa.

     8.6  Notice.  Any notice required or permitted to be given under the Plan
          ------
          shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

     8.7  Governing Laws.  The Plan shall be construed and administered
          --------------
          according to the laws of the State of Illinois.

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          IN WITNESS WHEREOF, the Company has adopted this MidAmerica Federal
     Savings Bank Supplemental Executive Retirement Plan as of January 1, 1995.



                    MIDAMERICA FEDERAL SAVINGS BANK


                    By: /s/ Allen Koranda
                        -------------------------------------

                    Its: Chief Executive Officer
                         ------------------------------------

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